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EXHIBIT 10.7
                              INVESTMENT AGREEMENT

         This Investment Agreement is made this 31st day of December, 1999, by and between DIGITAL LAUNCH, INC., a Delaware corporation with its principal office at 250 West 57th Street, Suite 2032, New York, NY 10107 (the "Company"), and Lancer Offshore Inc. with its principal office at Kaya Flamboyan 9, Curacao, Netherlands Antillies ("Lender").

         In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

         1. AUTHORIZATION AND SALE OF NOTE.

                  1.1 AUTHORIZATION. The Company has duly authorized the borrowing of $750,000 and the sale and issuance of its convertible promissory note, in the original principal amount of $750,000 (the "Note"), with interest accruing thereon.

                  1.2 SALE OF NOTE. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to the Lender, and the Lender will purchase, the Note. The purchase price of the Note shall be $750,000 (the "Purchase Price"). The form of the Note is attached hereto as EXHIBIT A.

                  1.3 USE OF PROCEEDS. It is understood and agreed that the Company will use all of the Purchase Price to make a loan to GlobaleTutor.Com Inc., a Nevada corporation with offices at 3340 Peachtree Road NE, Suite 1800, Atlanta, GA 30326 ("Global"), in advance of a proposed acquisition of Global by the Company. It is further understood and acknowledged that, in the event such acquisition is not consummated, none of the Purchase Price will be available to the Company for its business or operations because it shall have been loaned to Global.

         2. THE CLOSING. The closing ("Closing") of the sale and purchase of the Note under this Agreement shall take place on the date first set forth above, or on such other date as is mutually agreeable to the Company and the Lender. At the Closing, Lender will deliver to the Company $750,000 by wire transfer, and the Company will deliver to the Lender the executed Note.

         3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Lender as follows:

                  3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

                  3.2 ISSUANCE OF NOTE. The issuance, sale and delivery of the
Note in accordance with this Agreement, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and the Note when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, sold and delivered.

                  3.3 AUTHORITY FOR AGREEMENT. The execution, delivery and performance by the Company of this Agreement and the Note have been duly authorized by all necessary corporate action, and this Agreement,


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and the Note as of the time of its delivery, have been duly executed and delivered by the Company. This Agreement and, when executed and delivered, the Note, constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Note and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its Certificate of Incorporation or Bylaws or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

         4. REPRESENTATIONS BY THE LENDER. Lender represents and warrants to the Company as follows:

                  (a) Lender has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Lender has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. Lender also has received and reviewed a copy of Global's Business Plan dated November 1999. Lender has been provided access to all information requested in evaluating its investment. The Lender has relied solely on the independent investigations made by the Lender in making this investment. Without limiting the foregoing, Lender specifically acknowledges that if the acquisition of Global is consummated, the Company will be launching an entirely new line of business and will be exiting the skin-care business. Therefore, the Company's historical financial statements and results do not provide any indication of the Company's future prospects, costs, margins, risks or potential.

                  (b) Lender is making its investment without being furnished any offering literature or prospectus, and Lender has not been the subject of any general solicitation. Lender has received and reviewed the Company's unaudited financial statements for the years ended December 31, 1998 and 1997, and for the period through September 30, 1999. It is understood and acknowledged by Lender that as of the date hereof the Company has approximately $700,000 in current liabilities, consisting principally of accounts payable to vendors, suppliers, consultants and other third parties. The Company has agreed to sell its entire skin-care business and related assets to a purchaser ("Purchaser") that will agree to assume all of such liabilities and indemnify the Company against all liabilities and claims related to the Company's skin-care business. However, the Company has not consummated such transaction, and the Company has not obtained releases from the foregoing liabilities from such vendors and creditors. The Company intends to work with the Purchaser to obtain such releases, but no assurances can be made, and no representations have been made by the Company, that any releases will be obtained. Therefore, the extent to which the Company may be relieved of such liabilities likely will depend upon the Purchaser's financial condition, about which no representations are made by the Company, and its ability to honor its agreement to assume such liabilities. In addition, the sale of the skin-care business to the Purchaser will require the approval of the Company's shareholders. If such approval is not obtained, the transaction will not be consummated, and the Purchaser will not assume the Company's liabilities relating to the skin-care business.

                  (c) Lender recognizes that the Note, and any shares received on conversion of the Note, are being offered and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), afforded by Section 4(2), and that the Note and such shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be sold or otherwise transferred unless they are registered under the Act and applicable state securities laws, or unless an exemption from registration is available. The Lender has no right to require such registration. Lender recognizes that no public agency has passed upon the accuracy or adequacy of the information received by the Lender, or the fairness of the terms of the offering.


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                  (d) Lender is acquiring the Note, and the shares which may be delivered upon conversion of the Note, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Lender has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

                  (e) Lender is an "accredited investor" as defined in Rule 501 under the Act.

                  (f) Lender recognizes that the Company is a high-risk, speculative venture, and that the total amount of funds tendered are placed at the risk of the business and may be completely lost. Lender acknowledges and understands that the Company will need to raise additional capital to survive, and that if it fails to do so Lender's entire investment likely will be lost.

                  (g) Lender confirms and represents that it (i) is able to bear the economic risk of its investment, (ii) is able to hold the Note, and any shares which may be delivered upon conversion of the Note, for an indefinite period of time, and (iii) can afford a complete loss of its investment without any material change in lifestyle, and has available other personal liquid assets to insure that the investment will not cause any undue financial difficulties or affect its ability to provide for its current needs and possible personal financial contingencies.

                  (h) Lender understands that any transfer of the Note and any shares which may be delivered upon conversion of the Note will be restricted by applicable U.S. law and may be restricted by applicable state securities laws (including investment suitability standards). Lender understands that any transferee may be required to represent to the Company that such transferee meets the suitability standards required of an initial subscriber and, under the circumstances, the transfer would not violate applicable laws. Lender acknowledges that the Note and certificates representing any shares which may be delivered upon conversion of the Note will bear a restrictive legend to the effect that the Note and shares have been issued and sold under an exemption from registration under federal and state law, and that the Note and shares may not be transferred in the absence of an opinion of counsel satisfactory to the Company that such transfer is in compliance with all applicable laws.

                  (i) All information which the Lender has provided to the Company concerning the Lender's financial position and knowledge of financial and business matters is correct and complete as of the execution date hereof. If there should be any material change in such information prior to the Closing, the Lender will immediately provide the Company with such information.

         4. INDEMNIFICATION. Lender agrees to indemnify and hold harmless the Company from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by reason of the inaccuracy or breach of any representations or warranties made by the Lender herein or in connection with the purchase of the Note or any shares which may be delivered upon conversion of the Note, or in any document provided by the Lender to the Company.

         5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto.

         6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.


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         7. EXPENSES. Each party shall bear its own expenses in connection with the preparation of this Agreement and the closing of the transactions contemplated hereby.

         8. ENTIRE AGREEMENT. This Agreement, together with the Note, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         9. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         10. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. HEADINGS. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

         12. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

DIGITAL LAUNCH, INC.


By /s/ Terrence O. McGrath
Title: CEO

LENDER:

/s/ Michael Lauer

By: Lancer Offshore Inc.

Name: Michael Lauer

Title: Investment Manager

                                    EXHIBIT A

                       FORM OF CONVERTIBLE PROMISSORY NOTE